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SAFECO CORPORATION AND SUBSIDIARIES
Computation of Ratio of Earnings to Fixed Charges                     Exhibit 12
Year Ended December 31
--------------------------------------------------------------------------------
(In Millions, except ratios)

                                                                            SAFECO CORPORATION AND SUBSIDIARIES
                                                                            (Ratio of Earnings to Fixed Charges
                                                                       Excluding Distributions on Capital Securities)

                                                                2000          1999         1998          1997          1996
                                                               ------        ------       ------        ------        ------
Earnings:
           Income Before Income Taxes and
                Distributions on Capital Securities            $158.6        $332.3       $462.8        $572.6        $578.5
           Total Fixed Charges Below                            189.8         150.4        168.1         109.3          76.3
           Less Interest Capitalized                             (6.1)           --         (0.5)         (2.0)         (0.1)
           Less Undistributed Loss from
                Unconsolidated Subsidiary                          --            --           --            --           0.9
                                                               ------        ------       ------        ------        ------
                   Total Earnings                              $342.3        $482.7       $630.4        $679.9        $655.6
                                                               ======        ======       ======        ======        ======

Fixed Charges:
           Interest                                            $173.1        $141.0       $159.5        $101.8        $ 72.4
           Interest Capitalized                                   6.1            --          0.5           2.0           0.1
           Interest Portion of Rental Expense                     9.6           8.3          6.7           4.8           3.3
           Amortization of Deferred Debt Expense                  1.0           1.1          1.4           0.7           0.5
                                                               ------        ------       ------        ------        ------
               Total Fixed Charges                             $189.8        $150.4       $168.1        $109.3        $ 76.3
                                                               ======        ======       ======        ======        ======

Ratio of Earnings to Fixed Charges
           Excluding Distributions on Capital Securities          1.8           3.2          3.8           6.2           8.6
                                                               ======        ======       ======        ======        ======

                                                                       SAFECO CORPORATION AND SUBSIDIARIES
                                                                      (Ratio of Earnings to Fixed Charges
                                                                    and Distributions on Capital Securities)

                                                          2000          1999         1998          1997          1996
                                                         ------        ------       ------        ------        ------
Earnings:
           Income Before Income Taxes                    $ 89.6        $263.3       $393.7        $549.8        $578.5
           Total Fixed Charges Below                      258.8         219.4        237.2         132.1          76.3
           Less Interest Capitalized                       (6.1)           --         (0.5)         (2.0)         (0.1)
           Less Undistributed Loss from
                Unconsolidated Subsidiary                    --            --           --            --           0.9
                                                         ------        ------       ------        ------        ------
                   Total Earnings                        $342.3        $482.7       $630.4        $679.9        $655.6
                                                         ======        ======       ======        ======        ======

Fixed Charges:
           Interest                                      $173.1        $141.0       $159.5        $101.8        $ 72.4
           Distributions on Capital Securities             69.0          69.0         69.1          22.8            --
           Interest Capitalized                             6.1            --          0.5           2.0           0.1
           Interest Portion of Rental Expense               9.6           8.3          6.7           4.8           3.3
           Amortization of Deferred Debt Expense            1.0           1.1          1.4           0.7           0.5
                                                         ------        ------       ------        ------        ------
               Total Fixed Charges                       $258.8        $219.4       $237.2        $132.1        $ 76.3
                                                         ======        ======       ======        ======        ======

Ratio of Earnings to Fixed Charges
           and Distributions on Capital Securities          1.3           2.2          2.7           5.1           8.6
                                                         ======        ======       ======        ======        ======

                                                                          SAFECO CREDIT

                                                     2000         1999        1998        1997        1996
                                                    ------       ------      ------      ------      ------
Earnings:
           Income Before Income Taxes               $ 19.3       $ 22.6      $ 22.7      $ 21.5      $ 19.1
           Total Fixed Charges Below                 101.0         74.7        67.1        56.4        47.5
                                                    ------       ------      ------      ------      ------
                   Total Earnings                   $120.3       $ 97.3      $ 89.8      $ 77.9      $ 66.6
                                                    ======       ======      ======      ======      ======

Fixed Charges:
           Interest                                 $100.9       $ 74.6      $ 67.0      $ 56.3      $ 47.4
           Interest Portion of Rental Expense          0.1          0.1         0.1         0.1         0.1
                                                    ------       ------      ------      ------      ------
               Total Fixed Charges                  $101.0       $ 74.7      $ 67.1      $ 56.4      $ 47.5
                                                    ======       ======      ======      ======      ======

           Ratio of Earnings to Fixed Charges          1.2          1.3         1.3         1.4         1.4
                                                    ======       ======      ======      ======      ======
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